Exhibit 4d

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between DYNAGEN, INC., a Delaware corporation, with headquarters located at 99 Erie Street, Cambridge, Massachusetts 02139 (the "Company"), and the undersigned (the "Buyer").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon exemptions from securities registration afforded under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act") and/or Section 4(2) of the 1933 Act; and

         WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, Series C Convertible Preferred Stock, $.01 par value per share and Series D Convertible Preferred Stock $.01 par value (collectively the "Preferred Stock"), of the Company which will be convertible into shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company upon the terms and subject to the conditions of such Preferred Stock (the Common Stock and Preferred Stock sometimes referred to herein as "Securities"), and a Warrant to purchase 250,000 shares of Common Stock (the "Warrant") and subject to acceptance of this Agreement by the Company;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       AGREEMENT TO PURCHASE; PURCHASE PRICE.

         A. PURCHASE. The undersigned hereby agrees to purchase from the Company Series C Preferred Stock of the Company, in the amount set forth on the signature page of this Agreement, and having the terms and conditions set forth in the Certificate of Designations attached hereto as ANNEX I. The purchase price for the Series C Preferred Stock shall be as set forth on the signature page hereto and shall be payable in United States Dollars.

         B. FORM OF PAYMENT. The Buyer shall pay the purchase price for the Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions") as set forth below. Promptly following payment by the Buyer to the Escrow Agent of the purchase price of the Preferred Stock, the Company shall deliver a Certificate for the Preferred Stock duly executed on behalf of the Company, to the Escrow Agent. By signing this Agreement, the Buyer and the Company, and subject to acceptance by the Escrow Agent, each agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow









Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

         C. METHOD OF PAYMENT. Payment into escrow of the purchase price for the Preferred Stock shall be made by wire transfer of funds to:

                  Bank of New York
                  350 Fifth Avenue
                  New York, New York 10001

                  ABA# 021000018
                  For credit to the account of Krieger & Prager, Esqs. Account No. 105

Not later than 1:00 p.m., New York time, on the date which is two (2) NASD trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the aggregate purchase price for the Preferred Stock, in immediately available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment shall allow the Company to cancel this Agreement.

         2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

         The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

         a. Without limiting its right to resell the Common Stock under the Registration Rights Agreement, the Buyer is purchasing the Preferred Stock and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock for its own account for investment only and not with a view towards the resale, public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof;

         b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Preferred Stock:

         c. All subsequent offers and sales of the Preferred Stock and the shares of Common Stock issuable upon conversion of, or issued as dividends on, the Preferred Stock by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or with respect to the Preferred Stock pursuant to an exemption from registration;

         d. The Buyer understands that the Preferred Stock is being offered and sold, and the Shares are being offered, to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, the and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Stock and to receive an offer of the Shares;

         e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including ANNEX V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K for the fiscal year ended June 30, 1996; (2) Transition Report on Form 10-K for the six-month period from July 1, 1996 to December 31, 1996, as amended; (3) Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1996, March 31, 1997 and June 30, 1997; (4) The Company's Proxy Statement for its Annual Meeting of Stockholders held on January 30, 1997;
(5) The Company's Current Reports on Form 8-K filed on August 23, 1996, September 23, 1996, January 15, 1997, February 3, 1997, March 24, 1997 and July 3, 1997, as amended, and (6) The Company's Form S-3 Registration Statement filed with the Securities and Exchange Commission on August 11, 1997 (the "Company's SEC Documents").

         f. The Buyer understands that its investment in the Securities involves a high degree of risk;

         g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities;

         h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

         i. Notwithstanding the provisions hereof, in no event (except with respect to an Event of Mandatory Conversion) shall the holder be entitled to convert any preferred Stock in excess of that number of shares upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Buyer and its affiliates (other than shares of common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Buyer and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (1) of such proviso.

         3.       COMPANY REPRESENTATIONS, ETC.

         Except as disclosed in Annex V, delivered in writing to the Buyer, the Company represents and warrants to the Buyer that:

         A. CONCERNING THE SHARES. The Common Shares have been duly authorized and, when issued upon conversion of, or as dividends on, the Preferred Stock, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights except that the holders of the Company's Series A Preferred Stock have the right to acquire a portion of the Common Shares which rights have been waived or otherwise provided for.

         B. REPORTING COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and traded on the NASDAQ/Small Cap Market. The Company has timely filed all material required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer or sale of the Preferred Stock, and has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing.

         C. AUTHORIZED SHARES. The Company has sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Preferred Stock. The Common Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Preferred Stock, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

         D. STOCK PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as ANNEX IV (the "Registration Rights Agreement"), have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity, the indemnification provisions of the Registration Rights Agreement, and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and the Preferred Stock will be duly and validly issued, fully paid and non-assessable when delivered on behalf of the Company upon payment therefor in accordance with this Agreement, subject to general principles of equity and to bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

         E. NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the
(i) certificate of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound,
(iii) any material existing applicable law, rule, or regulation or any applicable decree, judgment, or (iv) order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

         F. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the Stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

         G. SEC FILINGS. None of the SEC Filings with the Securities and Exchange Commission at the time they were filed, contained any untrue statement of a material fact or omitted to any state material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except as set forth on ANNEX V hereto, the Company has timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission.

         H. ABSENCE OF CERTAIN CHANGES. Since January 1, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Company, except as disclosed in ANNEX V or in the Company's SEC Documents.

         I. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally), and other than facts disclosed in the Company's SEC Documents, that has not been disclosed in writing to the Buyer that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, properties or assets of the Company or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

         J. ABSENCE OF LITIGATION. Except as set forth in ANNEX V hereto, and in the Company's SEC Documents, which the Buyer has reviewed, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents.

         K. ABSENCE OF EVENTS OR DEFAULT. Except as set forth in ANNEX V hereto and Section 3(e), no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

         L. NO DEFAULT. To its knowledge, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound, and neither the execution of, nor the delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement or the Preferred Stock, other than the conversion provision thereof, will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, (i) any material indenture, mortgage deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound,
(ii) any statute applicable to the Company or its property, (iii) the Certificate of Incorporation or By-Laws of the Company, (iv) any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or (v) the Company's listing agreement for its Common Stock.

         M. PRIOR ISSUES. During the twelve (12) months preceding the date hereof, the Company has not issued any securities other than (i) as reflected in the Company's SEC Documents, of which 44,700 shares of Series A Preferred Stock and 7,500 shares of Series B Preferred Stock, remain unconverted, and (ii) options and warrants to purchase shares of Common Stock which have been granted to directors, employees, consultants and advisers of the Company, as further set forth on Annex 3(m).

         4.       CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

         A. TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) Preferred Stock has not been and is not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may no be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

         B. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the Preferred Stock, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with such Registration Statement, the shares of Common Stock issued to the Buyer upon conversion of the Preferred Stock shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Stock and such shares of Common Stock):

         THESE SECURITIES (THE "SECURITIES") HAVE NOT BEE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

         C. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement, in substantially the form attached hereto as ANNEX IV, on or before the Closing Date (as defined in Section 7).

         D. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock to the Buyer under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

         E. REPORTING STATUS. So long as the Buyer beneficially owns any of the Preferred Stock, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and the Company shall no terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

         F. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees and finder's fees in connection with the sale of the Preferred stock) for internal working capital purposes, and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership enterprise or other person.

         G. CERTAIN AGREEMENTS. (i) Except as provided herein with respect to Acquisition Financing or in 4(g)(ii)(d) hereof, and the sale of up to 5,300 additional shares of Series A Preferred Stock, the Company covenants and agrees that it will not, without the prior written consent of the Buyer, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock with any third party until the expiration of thirteen (13) months after the effective date of the Registration Statement (the "Effective Date").

                  (II)     SPECIAL PROVISION RELATING TO ACQUISITION FINANCING.

                           (a)  Following the issuance of the Series C Preferred
Stock to the Buyer, and until the expiration of the thirteen (13) month period following the Expiration Date, the Company shall provide the Buyer with the following rights to participate in any private placement financing of equity securities (or securities convertible into Equity Securities of the Company) by the Company (exempt from the registration requirements of the Securities Act of
1993) where at least 90% of the proceeds of such financing are intended to be used by the Company to acquire the capital stock or assets of another business enterprise (including, within the context of such Acquisition Financing, the working capital requirements of the acquired entity) (an "Acquisition Financing"). This right of first refusal is granted to the Buyer subject to, and subordinate to, the prior rights of first refusal of the holders of the Series A Preferred Stock with respect to private placement of securities by the Company, and is granted to Buyer after the holders of Series A Preferred Stock either waive or decline to exercise their rights of first refusal, or if such rights of first refusal of the holders of Series A Preferred Stock are otherwise terminated. If the Company obtains Acquisition Financing from a third party during the thirteen-month period following the first issuance of shares of Series D Preferred Stock, then the Buyer's obligations under Section 4(i) below to purchase additional tranches of Series D Preferred Stock shall be suspended until the earlier of (x) such time that the Company provides written notice that all equity securities issued by the Company in such Acquisition Financing have been converted to Common Stock, or (y) the conclusion of the thirteen (13) month period.

                           (b)  Notice  to  Participate.  Subject  to the  prior
exercise or waiver of the rights of the holders of the Series A Preferred Stock, the Company shall, prior to any issuance by the Company of any of its securities to be issued in an Acquisition Financing, offer to the Buyer by written notice the right, for a period of five (5) business days, to purchase all of such securities for cash at an amount equal to the price or other consideration for which such securities proposed to be issued. The Company's written notice to the Buyer shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. Except as may be necessary with respect to potential designees, the Buyer agrees to keep the terms and existence of such securities issuance confidential. The Buyer, or its designee, may accept the company's offer as to the full number of securities offered to it, by written notice thereof given by it to the Company prior to the expiration of the aforesaid five (5) day period, in which event the Company shall promptly sell and such Buyer shall buy, upon the terms specified, the number of securities agreed to be purchased by such Buyer, or its designee. The rights contained in this Section are not transferable by the Buyer except as provided herein.

                           (c)  Options  of Buyer.  Following  the  exercise  or
waiver of the rights of first refusal of the Series A Preferred Stock, the Buyer shall have the following rights: (i) to participate, or have its designee participate, or decline to participate in the Acquisition Financing by delivering notice (or fail to deliver notice) during the five-day period; (ii) continue to exercise its rights to purchase shares of Series D Preferred Stock as provided in Section 4i; or (iii) accelerate its right to purchase shares of Series D Preferred Stock up to an aggregate of 48,000 shares of Series D Preferred Stock.

                           (d)  Exceptions  to Right to  Participate.  The first
refusal rights of the Buyer pursuant to this Section shall not apply to securities issued by the Company (i) upon conversion of any of the shares of any series of Preferred Stock or the exercise of Warrants to purchase Common Stock,
(ii) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (iii) pursuant to subscriptions, warrants, options, convertible securities, or other rights which are outstanding on the date of this Agreement, (iv) as non-cash consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (v) pursuant to exercise or warrants or options to purchase Common Stock granted to directors, officers, employees, investment bankers, advisers or consultants of the Company in connection with their service to the Company, (vi) pursuant to any other transaction by the Company in connection with the financing of the acquisition of Superior Pharmaceutical, (vii) pursuant to the licensing of technology by the Company or from the Company, or pursuant to any corporate partnership, strategic alliance or joint venture entered into by the Company, and (viii) upon the exercise of any right which was not itself in violation of the terms of this Section.

                           (e)  Offering of  Securities  to Third  Parties.  The
Company shall be free at any time prior to sixty (60) days after the expiration of its notice to offer to the Buyer, to offer and sell to any third party or parties the number of such securities not agreed by the Buyer, or its designee, to be purchased by it, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Buyer. However, if such third party sale or sales are not consummated within such sixty (60) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 5. No Registration Statement with respect to any Acquisition Financing with any third party shall be made effective until 45 days after the Effective Date as defined above.

         H. WARRANTS. The Company agrees to issue to the Buyer at the Closing, transferable divisible warrants (the "Warrants") for 250,000 shares of Common Stock. Such Warrants shall bear an exercise price per share of Common Stock as follows: 125% of the Market Price, as defined in the Certificate of Designation, on the Closing Date, and shall be exercisable immediately upon issuance, and for a period of three (3) years after issuance, in the form annexed hereto as
Exhibit VI, together with piggy-back registration rights, and demand registration rights.

         I. SERIES D PREFERRED STOCK. The Buyer irrevocably agrees to purchase up to $4,800,000, and the Company irrevocably agrees to sell the Buyer up to $2,400,000 of Series D Preferred Stock (the "Series D Preferred Stock") in a series of tranches, commencing thirty (30) days after the Effective Date of the Registration Statement contemplated by the Registration Rights Agreement attached hereto as ANNEX IV (the "Effective Date"). Buyer's obligation to purchase the Series D Preferred Stock on each Additional Closing Date (which shall occur not less than thirty (30 ) calendar days apart), shall be contingent upon the satisfaction of the following conditions:

                   (a) The Company shall give the Buyer five (5) days prior written notice;

                  (b) The Series D Preferred Stock issued in each tranche shall be not less than $200,000 nor in excess of $400,000 principal amount;

                  (c)      On each Additional Closing Date;

                           (i) the Registration  Statement  required to be filed
under the Registration Rights Agreement, is effective;

                           (ii) The representations and warranties  contained in
Section 3 shall be true and
correct in all material respects;

                           (iii)  The  average  daily  trading  volume  for  the
previous thirty (30) trading days
must exceed $100,000;

                           (iv) The  average  daily  share  price of the  common
stock for the ten trading days
prior thereto, must exceed 60% of the price per share on the Closing Date of the Series C Preferred Stock, or on the immediately preceding Additional Closing Date as applicable; and

                  (d) In the event that (x) the Company does not exercise its option to require the Buyer to purchase at least $2,400,000 of Series D
Preferred Stock, or (y) the Buyer does not purchase at least $2,400,000 of Series D Preferred Stock because (A) the Buyer in its discretion, refuses to purchase such amount because of the failure to satisfy the conditions set forth in Paragraph 4i(c)(iii) or Paragraph 4i(c)(iv) hereof, or (B) the Buyer's obligation to purchase is suspended under Paragraph 4g(i)(a), the Company will, not later than thirteen (13) months after the Effective Date issue to the Buyer an additional 300,000 Warrants upon the terms and conditions of Paragraph 4(h) hereof.

                  (e) Notwithstanding anything to the contrary contained herein, in the event the Buyer does not purchase a tranche, or at least $200,000 of a tranche, of Series D Preferred Stock because the conditions preceded in Paragraph 4(i)(c)(iii) or (c)(iv) have not been met, the Company may offer to sell a tranche not exceeding $400,000 of such Series D Preferred Stock to a third party, free of any other restrictions, provided however, that such refusal by Buyer shall not be deemed a waiver of the right by Buyer to purchase subsequent tranches, or its entitlement to the Warrants in Paragraph 4(i)(d).

        J. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield the number of Common Stock issuable at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Preferred Stock.

         5.       TRANSFER AGENT INSTRUCTIONS.

         a. Promptly following the delivery by the Buyer of the aggregate purchase price for the Preferred Stock in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. The Company warrants that no instruction other than such instructions referred to in this Section 5. The Registration Rights Agreement, and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as to the extent provided in the Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock in such name and in such denominations as specified by the Buyer.

         b. The Company will permit the Buyer to exercise its right to convert the Preferred Stock and exercise the Warrants by telecopying an executed and completed Notice of Conversion or Notice of Exercise to the Company and delivering within three business days thereafter, the original Notice of Conversion or Notice of Exercise and the certificate for the Preferred Stock representing the Shares or the Warrant to the Company by express courier. Each date on which a Notice of Conversion or Notice of Exercise is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The company will immediately confirm receipt of such notice by telecopy and transmit the certificates representing the Shares of Common Stock issuable upon conversion of any Preferred Stock (together with the Preferred Stock representing the Shares not so converted) to the Buyer via express courier, within three business days after receipt by the company of the original Notice of Conversion and the certificate for the Preferred Stock representing the Shares to be converted (the "Delivery Date").

         c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments, [not exceeding $200,000 per tranche], to the Buyer for late issuance of Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond three (3) business days from Delivery Date:

                                Late Payment for Each $10,000 of Preferred Stock
   No. Business Days Late                Principal Amount Being Converted

             1                                 $100
             2                                 $200
             3                                 $300
             4                                 $400
             5                                 $500
             6                                 $600
             7                                 $700
             8                                 $800
             9                                 $900
             10                                $1,000
             10                                $1,000 +$200 for each
                                               Business Day Late beyond
                                               10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit a Buyer's right to pursue actual damages for the Company's failure to issue and deliver Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion (and in such event, the late payments described above shall not be due and payable).

         6.       DELIVERY INSTRUCTIONS.

         The Series C Preferred Stock shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof on a delivery against payment basis at the closing.

         7.       CLOSING DATE

         The date and time of the issuance and sale of the Series C Preferred Stock (the "Closing Date") and the date and time of the issuance and sale of the Additional Preferred Stock (an "Additional Closing Date") shall occur no later than 12:00 Noon, New York time on the second NYSE trading day after the fulfillment or waiver of all Closing conditions pursuant to Sections 8 and 9, or such other mutually agreed to time. The closing shall occur on such date at the offices of the Escrow Agent. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the funds representing the Purchase Price for the Preferred Stock or

Additional Preferred Stock (as the case may be), and to release the Preferred Stock or Additional Preferred Stock (as the case may be) only upon satisfaction of the conditions set forth in Section 8 hereof.

         8.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

         The Buyer understands that the Company's obligation to sell the Preferred Stock on the Closing Date and any Series D Preferred Stock on an Additional Closing Date pursuant to this Agreement is conditioned upon:

         A. The receipt and acceptance by the Company of Buyer's agreement, as evidenced by its execution of this Agreement, to purchase at least Seven Hundred Fifty Thousand ($750,000.00) Dollars in liquidation value of Series C Preferred Stock (or such lesser amount as the Company, in its sole discretion, shall determine);

         B. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the purchase price for the Series C Preferred Stock or Series D Preferred Stock (as the case may be) in accordance with
Section 1(c) hereof;

         C. The accuracy on the Closing Date or Additional Closing Date (as the case may be) of the representations and warranties of the Buyer contained in this Agreement as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date;

         D. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

         9.       CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

         The Company understands that the Buyer's obligation to purchase the Preferred Stock on the Closing Date and any Series D Preferred Stock on an Additional Closing Date is conditioned upon:

         A. Acceptance by Buyer of an Agreement for the sale of Preferred Stock, as indicated by execution of this Agreement, and Buyer's and Company's execution of the Registration Rights Agreement;

         B. Delivery by the Company to the Escrow Agent of the Preferred Stock, the Warrants, and the Series D Preferred Stock (as the case may be) in accordance with this Agreement;

         C. The accuracy in all material respects on the Closing Date or Additional Closing Date (as the case may be) of the representations and warranties of the Company contained in this Agreement as if made on such date, and the performance by the Company on or before such date (as the case may be) of all covenants and agreements of the Company required to be performed on or before such date; and

         D. On the Closing Date or Additional Closing Date the Buyer having received an opinion of counsel for the Company, dated such date, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in ANNEX III attached hereto.

         10.      GOVERNING LAW:  MISCELLANEOUS.

         This Agreement shall be governed by and interpreted in accordance with laws of the State of Delaware. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non convenients, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         11. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon, (a) personal delivery, or (b) if advance copy is given by fax, upon
(i) seven business days after deposit in the United states Postal Service by regular or certified mail, or (ii) three business days mailing by international express courier, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

         COMPANY:            DynaGen, Inc.
                             99 Erie Street
                             Cambridge, Massachusetts 02139
                             Telecopier No. (617) 354-3902

                             with a copy to:

                             John M. Hession, Esq.
                             Testa, Hurwitz & Thibeault, LLP
                             High Street Tower
                             125 High Street
                             Boston, Massachusetts 02110
                             Telecopier No. (617) 248-7100

      PURCHASER:             At the address set forth on the signature page
                             of this Agreement.

ESCROW AGENT:                Krieger & Prager, Esqs.
                             319 Fifth Avenue
                             New York, New York 10016

         12.   SURVIVAL   OF   REPRESENTATIONS   AND   WARRANTIES.   Purchaser's
representations and warranties shall survive the execution and delivery hereof of this Agreement and the delivery of the preferred Stock.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of the date set forth below.

NUMBER OF SHARES OF PREFERRED STOCK TO BE PURCHASED:

AGGREGATE PURCHASE PRICE OF SUCH PREFERRED STOCK:    $750,000

                             SIGNATURES FOR ENTITIES

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Stock Purchase Agreement to be duly executed on its behalf this 21st day of August, 1997




_________________________________           ENDEAVOUR CAPITAL FUND S. A.

Address                                     Printed Name of Subscriber

                                            By:      [illegible]
___________________________________            _______________________________
                                               (Signature of Authorized Person)
Telecopier No. ____________________

                                               _________________________________
                                                     Printed Name and Title
British Virgin Islands
_____________________________
Jurisdiction of Incorporation
or Organization.

        This Agreement has been accepted as of the date set forth below.

DYNAGEN, INC.

By:      /s/ Indu A. Muni
   _______________________________
         Indu A. Muni
Title:   President

Date:    August 21, 1997